UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2004

SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30171	68-0359556
(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd, Suite A100	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 29, 2004, Sangamo BioSciences, Inc. (the “Company”) entered into an Agreement (“Agreement”) with Peter Bluford, the Company’s Vice President of Corporate Development.  The Agreement provides that Mr. Bluford will resign from his positions with the Company on October 31, 2004.  However, Mr. Bluford will continue working with the Company as a consultant through January 2005, and he will be paid his base salary during this period and for up to four months thereafter or until he begins full time employment, whichever occurs first.  The Company will also provide additional compensation to Mr. Bluford to fund his COBRA coverage for up to one year.

The Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1         Agreement with Peter Bluford dated October 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 4, 2004
SANGAMO BIOSCIENCES, INC.

	By:	/s/ EDWARD O. LANPHIER II
Edward O. Lanphier II
President, Chief Executive Officer